UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

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Securities Exchange Act of 1934

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ASHFORD HOSPITALITY PRIME, INC.

(Name of the Registrant as Specified in its Charter)

SESSA CAPITAL (MASTER), L.P.

SESSA CAPITAL GP, LLC

SESSA CAPITAL IM, L.P.

SESSA CAPITAL IM GP, LLC

JOHN E. PETRY

LAWRENCE A. CUNNINGHAM

PHILIP B. LIVINGSTON

DANIEL B. SILVERS

CHRIS D. WHEELER

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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On April 2, 2016, Sessa Capital (Master), L.P. posted the following materials to http://www.FixAshfordPrime.com:

FILED
DALLAS COUNTY
3/25/2016 8:43:37 PM
FELICIA PITRE
DISTRICT CLERK

CAUSE NO. DC-16-03340

ASHFORD, INC. and ASHFORD

HOSPITALITY ADVISORS LLC,

Plaintiffs,

v.

SESSA CAPITAL (MASTER), L.P., SESSA CAPITAL GP, LLC, SESSA CAPITAL IM, L.P., SESSA CAPITAL IM GP, LLC, JOHN E. PETRY, PHILIP B. LIVINGSTON, LAWRENCE A. CUNNINGHAM, DANIEL B. SILVERS and CHRIS D. WHEELER,

Defendants.

§ § § § § § § § § § § § § § §	IN THE DISTRICT COURT OF DALLAS COUNTY, TEXAS 101st JUDICIAL DISTRICT

DEFENDANTS’ COMBINED MOTION TO DISMISS AND MEMORANDUM OF LAW

IN SUPPORT OF THEIR MOTION TO DISMISS PURSUANT TO THE

TEXAS CITIZENS PARTICIPATION ACT AND TEXAS

RULE OF CIVIL PROCEDURE 91A

TABLE OF CONTENTS

SUMMARY OF ARGUMENTS			1

1.		Plaintiffs’ retaliatory claims should be dismissed pursuant the Texas Citizens Participation Act because they cannot establish any of their claims by “clear and specific evidence.”	1

2.		Certain of plaintiffs’ claims should be dismissed because they fail to state a claim for relief.	1

INTRODUCTION			2

BACKGROUND AND RELEVANT FACTS			3

A.		The Ashford Group	3

B.		The Incumbent Directors Entrench Themselves by Adopting the Proxy Penalty	4

C.		Sessa Announces its Intended Nominees	7

D.		The Incumbent Directors Threaten to Trigger the Proxy Penalty to Pressure Stockholders to Vote Against the Sessa Candidates	8

E.		The Incumbent Directors Move to Further Entrench Themselves Using the Penny Preferred Stock	9

F.		The Pending Litigation	9

LEGAL STANDARD			10

A.		Dismissal Pursuant to the Texas Citizens Participation Act	10

B.		Dismissal Pursuant to Texas Rule of Civil Procedure 91a	11

ARGUMENT			12

A.		The Ashford Advisors Have Sued Defendants in Retaliation for Sessa’s Exercise of its Protected Rights	12

	1.	The Ashford Advisors’ claims are based on, relate to, or are in response to Sessa’s exercise of its right to petition.	12

	2.	The Ashford Advisors’ claims are based on, relate to, or are in response to Sessa’s exercise of its right of free speech	15

	3.	The Ashford Advisors’ claims are based on, relate to, or are in response to Sessa’s exercise of its right of association	16

Defendants’ Combined Motion to Dismiss and Memorandum - i

B.	The Ashford Advisors’ Claims Should Be Dismissed		17

	1.	The Ashford Advisors’ claim for declaratory judgment should be dismissed	18

	2.	The Ashford Advisors’ tortious interference claims should be dismissed	19

	3.	The Ashford Advisors’ unjust enrichment claim should be dismissed	22

	4.	The Ashford Advisors’ money had and money received claim should be dismissed	23

	5.	The Ashford Advisors’ negligent misrepresentation claim should be dismissed	23

	6.	The Ashford Advisors’ civil conspiracy claim should be dismissed.	25

C.	The Court Should Not Grant the Ashford Advisors a Temporary Injunction		27

D.	Sessa Is Entitled to Attorneys’ Fees and Costs		27

CONCLUSION			28

Defendants’ Combined Motion to Dismiss and Memorandum - ii

TABLE OF AUTHORITIES

Cases

Amalgamated Clothing & Textile Workers Union v. Wal-Mart Stores, Inc.,
821 F. Supp. 877 (S.D.N.Y. 1993)	14

Amoco Prod. Co. v. Smith,
946 S.W.2d 162 (Tex. App. – El Paso 1997, no writ)	23

Anderton v. Cawley,
378 S.W.3d 38 (Tex. App. – Dallas 2012, no pet.)	20

Better Bus. Bureau of Metro. Houston, Inc. v. John Moore Servs., Inc.,
441 S.W.3d 345 (Tex. App. – Houston 2013)	15

Bonham State Bank v. Beadle,
907 S.W.2d 465 (Tex. 1995)	18

Canteen Corp. v. Republic of Tex. Props., Inc.,
773 S.W.2d 398 (Tex. App. – Dallas 1989, no writ)	27

Combined Law Enf’t Ass’n of Tex. v. Sheffield,
No. 03-13-00105-CV, 2014 WL 411672 (Tex. App. – Austin Jan. 31, 2014), review denied (June 19, 2015)	16

Cotten v. Weatherford Bancshares, Inc.,
187 S.W.3d 687 (Tex. App. – Fort Worth 2006, pet. denied), disapproved on other grounds by Ritchie v. Rupe, 443 S.W.3d 856 (Tex. 2014)	25, 26

Edwards v. Mid-Continent Office Distribs., L.P.,
252 S.W.3d 833 (Tex. App. – Dallas 2008, pet. denied)	23

Firemen’s Ins. Co. of Newark, N.J. v. Burch,
442 S.W.2d 331 (Tex. 1968), superseded by constitutional amendment on other grounds as stated in Farmers Tex. Cnty. Mut. Ins. Co. v. Griffin, 955 S.W.2d 81 (Tex. 1997)	18

Funes v. Villatoro,
352 S.W.3d 200 (Tex. App. – Houston 2011)	19

In re Lipsky,
411 S.W.3d 530 (Tex. App. – Fort Worth 2013, orig. proceeding), mand. denied, 460 S.W.3d 479 (Tex. 2015)	12, 15, 25, 26

In re Lipsky,
460 S.W.3d 579 (Tex. 2015)	passim

Defendants’ Combined Motion to Dismiss and Memorandum - iii

Lamont v. Vaquillas Energy Lopeno, Ltd.,
421 S.W.3d 198 (Tex. App. – San Antonio 2013)	19

LAN/STV v. Martin K. Eby Constr. Co.,
435 S.W.3d 234 (Tex. 2014)	23

Lippincott v. Whisenhunt,
462 S.W.3d 507 (Tex. 2015)	13

Neyland v. Thompson,
No. 03-13-00643-CV, 2015 WL 1612155 (Tex. App. - Dallas Apr. 7, 2015)	16

Pope v. Garrett,
211 S.W.2d 559 (Tex. 1948)	22

Rodarte v. Investeco Grp., L.L.C.,
299 S.W.3d 400 (Tex. App. – Houston 2009)	26

S. Tex. Water Auth. v. Lomas,
223 S.W.3d 304 (Tex. 2007)	18

Schimmel v. McGregor,
438 S.W.3d 847 (Tex. App. - Houston 2014), reh’g overruled (Sept. 18, 2014), review denied (Mar. 13, 2015)	13

Serafine v. Blunt,
466 S.W.3d 352 (Tex. App. - Austin 2015)	12, 13, 15, 27

Tilton v. Marshall,
925 S.W.2d 672 (Tex. 1996) (orig. proceeding)	26

Va. State Bd. of Pharmacy v. Va. Citizens Consumer Council, Inc.,
425 U.S. 748 (1976)	15

Victoria Bank & Tr. Co. v. Brady,
811 S.W.2d 931 (Tex. 1991)	19

Wade Oil & Gas, Inc. v. Telesis Operating Co.,
417 S.W.3d 531 (Tex. App. – El Paso 2013)	18

Walker v. Schion,
420 S.W.3d 454 (Tex. App. – Houston 2014)	24

Walling v. Metcalfe,
863 S.W.2d 56 (Tex. 1993)	27

Weizhong Zheng v. Vacation Network, Inc.,
468 S.W.3d 180 (Tex. App. - Houston 2015), review denied (Oct. 16, 2015)	12

Defendants’ Combined Motion to Dismiss and Memorandum - iv

Statutes and Codes

Tex. Civ. Prac. & Rem. Code § 27.001, et seq	10

Tex. Civ. Prac. & Rem. Code § 27.001(1)	13

Tex. Civ. Prac. & Rem. Code § 27.001(2)	11, 16

Tex. Civ. Prac. & Rem. Code § 27.001(3)	11, 15

Tex. Civ. Prac. & Rem. Code § 27.001(4)	11, 12, 13, 14

Tex. Civ. Prac. & Rem. Code § 27.001(7)	11, 15

Tex. Civ. Prac. & Rem. Code § 27.003(c)	1

Tex. Civ. Prac. & Rem. Code § 27.005(b	11, 12

Tex. Civ. Prac. & Rem. Code § 27.005(c)	11, 17

Tex. Civ. Prac. & Rem. Code § 27.006(a)	12, 17

Tex. Civ. Prac. & Rem. Code § 27.009	27

Tex. Civ. Prac. & Rem. Code § 27.011(b)	11

Tex. Civ. Prac. & Rem. Code § 37.001, et seq	18

Tex. Civ. Prac. & Rem. Code § 37.006(a)	19

Rules

Securities and Exchange Commission Rule 14a-12	14

Securities and Exchange Commission Rule 14a-6	14

Tex. R. Civ. P. 91a.1	11

Tex. R. Civ. P. 91a.6	12

Tex. R. Civ. P. 91a.7	27

Other Authorities

Restatement (Second) of Torts § 552(1) (1977)	23

Defendants’ Combined Motion to Dismiss and Memorandum - v

Defendants, Sessa Capital (Master), L.P., Sessa Capital GP, LLC, Sessa Capital IM, John E. Petry, Philip B. Livingston, Lawrence A. Cunningham, Daniel B. Silvers, and Chris D. Wheeler, move to dismiss Plaintiffs’ claims pursuant to Texas Civil Practice & Remedies Code § 27.0031 and Texas Rule of Civil Procedure 91a. Defendants also request that the court award Defendants their attorneys’ fees and costs pursuant to Texas Civil Practice & Remedies Code § 27.009 and Texas Rule of Civil Procedure 91a.7.

SUMMARY OF ARGUMENTS

1.	Plaintiffs’ retaliatory claims should be dismissed pursuant the Texas Citizens Participation Act because they cannot establish any of their claims by “clear and specific evidence.”

Plaintiffs’ claims, on their face show that they have brought this legal action to retaliate against Defendants for their “exercise of the right of free speech, right to petition, or right of association.” Accordingly, Defendants have carried their burden to show that the Texas Citizens Participation Act applies to Plaintiffs’ claims. Plaintiffs then bear the burden to establish by clear and specific evidence a prima facie case for each essential element of their claims. Plaintiffs have failed to meet that burden for each of the six claims they assert.

2.	Certain of plaintiffs’ claims should be dismissed because they fail to state a claim for relief.

Certain of Plaintiffs’ claims should be dismissed pursuant to Texas Rule of Civil Procedure 91a on the grounds that they have no basis in law or fact. Plaintiffs’ allegations regarding those claims, even taken as true, together with inferences reasonably drawn from them, do not entitle Plaintiffs to relief sought. Plaintiffs’ cause of action for declaratory judgment should be dismissed because there is no justiciable controversy and because Plaintiffs have failed to join all persons who have an interest that would be affected by the declaration. Plaintiffs’ cause of action for tortious interference with prospective business relationships should be dismissed because Plaintiffs have not alleged a reasonable probability that the parties would have entered into a business relationship. Plaintiffs’ cause of action for unjust enrichment should be dismissed because Plaintiffs have not alleged that Defendants have obtained any benefit from Plaintiffs. Plaintiffs’ cause of action for money had and money received should be dismissed because Plaintiffs have not alleged that Defendants hold money that belongs to Plaintiffs. Plaintiffs’ cause of action for negligent misrepresentation should be dismissed because they have not (1) alleged that Defendants invited reliance by Plaintiffs on any information they supplied; and (2) alleged justifiable reliance. Plaintiffs’ cause of action for civil conspiracy should be dismissed because they are basing that claim on their other causes of action, which they cannot maintain.

1 Upon the filing of this motion, “all discovery in the legal action is suspended until the [C]ourt has ruled on the motion to dismiss.” Tex. Civ. Prac. & Rem. Code § 27.003(c).

Defendants’ Combined Motion to Dismiss and Memorandum - 1

INTRODUCTION

This action arises out of a proxy contest involving control of the Board of Directors (the “Board”) of a publicly traded corporation, Ashford Hospitality Prime, Inc. (“Ashford Prime”).

Sessa Capital (Master), L.P. (“Sessa”) owns 8.2% of the common stock of Ashford Prime. To address Ashford Prime’s poor stock performance and atrocious corporate governance, Sessa has nominated five highly-qualified candidates for election to Ashford Prime’s seven-member Board (the “Sessa Candidates”).

To entrench themselves in power and prevent a free and fair election, the incumbent officers and directors of Ashford Prime (the “Incumbent Directors”) have taken a series of improper steps to coerce stockholders to vote for them. The Incumbent Directors have also embarked on a campaign of frivolous litigation in an attempt to intimidate Sessa from continuing to pursue the proxy contest. This action is the third lawsuit that Ashford Prime and its affiliates, Ashford Inc. and Ashford Hospitality Advisors LLC (“Ashford LLC” and collectively with Ashford Prime and Ashford Inc., the “Ashford Group”) have commenced against Sessa and the Sessa Candidates as part of its campaign of intimidation.

Defendants’ Combined Motion to Dismiss and Memorandum - 2

Ashford Prime has stated that it intends to hold its annual meeting of stockholders (the “Annual Meeting”) the week of June 6, 2016. Sessa has communicated with other Ashford Prime stockholders to convince them to vote for the Sessa Candidates, and will continue to do so between now and the Annual Meeting. The Ashford Group will also continue to communicate with stockholders in the lead up to the Annual Meeting, attempting to convince them to vote for the Incumbent Directors. That is how elections should work—let stockholders pick the best candidates. But the Ashford Group, through this action and its two other lawsuits, continues a desperate attempt to deprive Sessa of an even playing field. They ask this Court to stifle the marketplace of ideas by limiting or deterring Sessa’s communications with other stockholders. They also ask this Court to interfere with the two cases that are already pending in federal court before the Honorable David Godbey, despite that those cases are primed to determine the legitimacy of both the Incumbent Directors’ actions and Sessa actions.

This action is nothing more than a retaliatory strike against Sessa for its “exercise of the right of free speech, right to petition, or right of association.” The Court should dismiss it as such under the Texas Citizens Participation Act (“TCPA”) and award Sessa and the other defendants their attorneys’ fees and costs. Certain claims in this action also lack any basis in law or fact. The Court should dismiss those claims pursuant to Rule 91a of the Texas Rules of Civil Procedure and award Sessa and the other defendants their its attorneys’ fees and costs.

BACKGROUND AND RELEVANT FACTS

A.	The Ashford Group

Ashford Prime is a publicly traded Maryland corporation, in the business of investing in the hotel industry. See App. 11, Ex. A. Ashford Hospitality Prime Limited Partnership (“Ashford OP”), an operating partnership that Ashford Prime controls, holds Ashford Prime’s properties and conducts its business.2 Id.

2 Based on the most recent public disclosure by Ashford Prime, the employees, officers, and directors of the Ashford Group and their families owned more than 75% of the limited partnership units in Ashford OP not owned by Ashford Prime. See App. 14-16, Ex. B, excerpts showing holders of units of Ashford OP from Ashford Prime’s prospectus, July 20, 2015. The incumbent Chairman of the Board of Ashford Prime and Ashford Inc., Monty Bennett, and his father, Archie Bennett Jr., own over 50% of those limited partnership units. Id.

Defendants’ Combined Motion to Dismiss and Memorandum - 3

Ashford Prime was spun off by Ashford Hospitality Trust, Inc. (“Ashford Trust”) in November 2013. App. 11, Ex. A. Before and after Ashford Prime’s spin-off, Ashford Trust and Ashford Prime repeatedly represented that Ashford Prime would have “attractive corporate governance” and that Ashford OP limited partnership units would not be given voting rights. See App. 26, 41, 46, Exs. C (Ashford Trust news release, June 17, 2013), D (transcript of Ashford Trust conference call, June 17, 2013), and E (Ashford Trust news release, Sept. 26, 2013); App. 54-55, Ex. F (excerpts from Ashford Prime registration statement, October 23, 2013); and App. 61-62, Ex. G (Ashford Prime registration statement, Jan. 23, 2014).

Ashford Inc. is a publicly-traded Delaware corporation that provides advisory services to Ashford Prime through its operating subsidiary, Ashford LLC (together with Ashford Inc., the “Ashford Advisors”). See App. 68, Ex. H, excerpts from Ashford Inc. 2014 10-K. Ashford Trust spun off Ashford Inc. in November 2014. Id.

B.	The Incumbent Directors Entrench Themselves by Adopting the Proxy Penalty

On or about November 19, 2013, Ashford Prime and Ashford OP entered into an advisory agreement with Ashford LLC. See App. 70-114, Ex. I, Advisory Agreement, Ex. 10.2 of Ashford Prime 8-K, dated Nov. 19, 2013. Under the terms of the original advisory agreement, if a “Company Change of Control” event occurred, Ashford LLC could terminate the advisory agreement and impose a termination fee on Ashford Prime. App. 110, Ex. I, § 16(c). In the original advisory agreement, the election of outside directors did not qualify as a “Company Change of Control” event. Nor did it qualify as such under the two subsequent amended advisory agreements. App. 109-110, Ex. I, § 16(a).

Defendants’ Combined Motion to Dismiss and Memorandum - 4

However, in 2014 and 2015, the Incumbent Directors’ control over Ashford Prime began to erode. At the May 2014 annual meeting, stockholders recommended that the Board opt out of the Maryland Unsolicited Takeover Act (“MUTA”) and thereby remove certain barriers to a change of control. App. 118, Ex. J, Ashford Prime 8-K, May 13, 2014, Item 5.07. Then, at the May 2015 annual meeting, the stockholders rejected a proposal by the Incumbent Directors to ban stockholders who had not held at least 1% or more of Ashford Prime’s stock continuously for at least one year from nominating directors. App. 124, Ex. K, Item 5.07, Proposal 5.

Unfortunately, the Incumbent Directors did not respect the stockholders’ desire that the Board not be entrenched. On June 10, 2015, just weeks after opting out of MUTA and losing the stockholder vote on its proposal to ban certain stockholders from nominating candidates, Ashford Prime entered into a Third Amended and Restated Advisory Agreement (the “Third Advisory Agreement”) with the Ashford Advisors. See App. 126-176, Ex. L, Third Advisory Agreement, (Ex. 10.1), Ashford Prime 8-K, June 10, 2015. In the Third Advisory Agreement, the Incumbent Directors and the Ashford Advisors added a new event constituting a “Company Change of Control”:

(iv) during any five-year period, the members of the Board of Directors of the Company change such that the members who constitute the Board of Directors on the Effective Date [June 10, 2015] (the “Company Incumbent Board”) no longer constitute at least a majority of the board of the Company; provided, however, that any individual becoming a director after the Effective Date whose election to the board is approved or recommended to stockholders of the Company by a vote of at least a majority of the Company Incumbent Board shall be considered as though such individual were a member of the Company Incumbent Board.

Id. at App. 165-166 (emphasis added).

Defendants’ Combined Motion to Dismiss and Memorandum - 5

For the first time, if stockholders voted to replace a majority of the Incumbent Directors with nominees not approved by the Incumbent Directors, the Ashford Advisors could terminate the advisory agreement and force Ashford Prime to pay a penalty described as a termination fee (the “Proxy Penalty”). The Ashford Advisors have asserted in their complaint in this action that the Proxy Penalty is over $200 million. By comparison, Ashford Prime’s entire market capitalization is only approximately $300 million. The purpose of the Proxy Penalty is manifest. It was adopted to deter Ashford Prime stockholders from voting for any nominees not approved by the Incumbent Directors.

The Incumbent Directors never sought stockholder approval for the Proxy Penalty. Instead, they unilaterally imposed it.3

The Proxy Penalty is not the product of arms-length negotiations between unrelated parties. The parties to the Third Advisory Agreement are Ashford Prime, Ashford OP and the Ashford Advisors. Bennett is the chairman of the board of Ashford Prime. Bennett is also the chairman of the board of the Ashford Advisors.4 See App. 183-189, Ex. N, information listed on websites of Ashford Trust, Ashford Prime, and Ashford, Inc. The Ashford Advisors appoint all of Ashford Prime’s officers. See App. 138-140, Ex. L. Douglas Kessler is the President of all three companies, David Brooks is Chief Operating Officer and General Counsel of all three companies, and Deric Eubanks is Chief Financial Officer of all three companies. Id. In fact, Defendant Director Brooks executed the Third Advisory Agreement on behalf of all three companies. See App. 114, Ex. I, Advisory Agreement.

3 Ashford Prime has a credit agreement with a “poison put” provision similar to the Proxy Penalty, but instead of a termination fee, the creditor may demand immediate repayment of loans upon a Board change of control. See App. 182, Ex. M. However, as of December 31, 2015, no loans were outstanding under the credit agreement and the poison put would require no repayments.

4 As of March 10, 2015, Bennett owned approximately 5% of Ashford Prime’s outstanding common stock. See App. 234, Ex. O, Ashford Prime 14A, Apr. 17, 2015; App. 244, Ex. P, Ashford Trust Notice of Annual Meeting of Stockholders, Apr. 17, 2015. His ownership of Ashford Inc. is far more substantial. As of January 22, 2016, Bennett owned 11% of Ashford Inc.’s outstanding common stock, and stood to receive an additional 8.9% of Ashford Inc.’s common stock under a deferred compensation plan. See App. 257, Ex. Q, Ashford Inc. 14A, Jan. 27, 2016. As of January 22, 2016, Bennett’s father owned 4.2% of Ashford Inc.’s common stock. Id. If Ashford Inc. stockholders approve a pending merger agreement on April 12, 2016, the Bennetts’ ownership of Ashford Inc. would exceed 50% on a fully diluted basis. See App. 268 & 279, Ex. R, Ashford Inc. 14A, Jan. 27, 2016.

Defendants’ Combined Motion to Dismiss and Memorandum - 6

C.	Sessa Announces its Intended Nominees

On January 15, 2016, Sessa delivered a Notice of Proposed Nominees for Election to the Board of Directors (the “Sessa Notice”). See App. 306-316, Ex. S, Sessa Notice. The Sessa Notice advised Ashford Prime that Sessa intended to nominate the five Sessa Candidates to the seven member Board of Ashford Prime. Id. The Sessa Notice included a detailed description of the Sessa Nominees’ backgrounds and qualifications. Id. As a group, they have over 45 years of investment management and banking experience and over 35 years in real estate investment and management experience and have served on the boards of 16 public companies. Id. Three of them hold MBAs - from Harvard, The Wharton School, and Berkeley. Id. One is a chaired professor at The George Washington University Law School and is a former Director of the Samuel and Ronnie Heyman Center on Corporate Governance at Cardozo School of Law. In sum, each is a highly qualified nominee. Id. Sessa delivered 430 pages of information to the Board, including all information required by applicable securities laws to be disclosed in a proxy contest.5

In the Sessa Notice, Sessa requested that the Incumbent Directors approve the Sessa Candidates so that the election of the Sessa Candidates, if they were to prevail at the annual meeting and constitute a majority of the Board, would not trigger the Proxy Penalty. Id. Despite Sessa’s requests and compliance with the notice provisions of the Bylaws, the Incumbent Directors have failed to approve any of the Sessa Candidates.

5 Sessa will supply the complete Sessa Notice package to the Court upon request.

Defendants’ Combined Motion to Dismiss and Memorandum - 7

D.	The Incumbent Directors Threaten to Trigger the Proxy Penalty to Pressure Stockholders to Vote Against the Sessa Candidates

In order to pressure stockholders to vote for them, the Incumbent Directors have repeatedly threatened to trigger the Proxy Penalty if the Sessa Candidates are elected. In a February 4, 2016 filing with the SEC, the Incumbent Directors warned that Sessa’s proxy contest “would allow Ashford LLC to terminate the advisory agreement and require the Company to pay a substantial termination fee to Ashford LLC upon such termination.” App. 326, Ex. T, excerpts from Ashford Prime S-3, Feb. 4, 2016. Less than two weeks later, on February 17, 2016, the Incumbent Directors continued using the Proxy Penalty in its campaign of coercion against the stockholders, stating in a press release that “Sessa’s campaign . . . fails to address . . . the potential triggering of a significant fee under the management agreement . . . .” See App. 331, Ex. U, Ashford Prime news release. Then, on March 9, 2016, the Board stated in a press release that stockholders should not vote for the Sessa Candidates because their election “would result in a contractual obligation for the Company to render a significant termination payment to our advisor, which we estimate to be hundreds of millions of dollars . . . .” See App. 334, Ex. V, Ashford Prime news release (emphasis added).

Nowhere in Ashford Prime’s public statements have the Incumbent Directors disclosed that they can simply approve the Sessa Candidates and avoid the Proxy Penalty entirely while still campaigning for re-election. Instead, the Incumbent Directors are using the threat of the Proxy Penalty to frighten stockholders into voting for them.

These improper tactics by the Incumbent Directors are having their intended effect. An analyst recently stated that because a change of control of the Board would trigger the Proxy Penalty “shareholders would be best served by voting against Sessa’s nominees.” See App. 338-339, Ex. W, Article by Jake Mooney of SNL Financial, Feb. 4, 2016.

Defendants’ Combined Motion to Dismiss and Memorandum - 8

E.	The Incumbent Directors Move to Further Entrench Themselves Using the Penny Preferred Stock

On February 1, 2016, just two weeks after learning that the Sessa Candidates would be running against them, the Incumbent Directors moved to further entrench themselves by authorizing approximately 4,375,000 shares of a new class of Ashford Prime preferred stock for a penny per share (the “Penny Preferred”), to be issued to themselves and other company insiders. SeeApp. 344, Ex. X, Ashford Prime 8-K. The action will allow company insiders to acquire 13.3% of Ashford Prime’s voting power for a paltry $43,750, further disenfranchising stockholders ahead of director elections.6

F.	The Pending Litigation

On February 3, Sessa commenced an action in Maryland seeking declaratory and injunctive relief against the enforcement of the Proxy Penalty (the “Maryland Action”). The Ashford Group moved to dismiss the Maryland Action, despite Ashford Prime being incorporated in Maryland. In addition, on February 25, Ashford Prime filed suit against Sessa and the Sessa Candidates in the United States District Court for the Northern District of Texas (the “Federal Texas Action”), which has been assigned to United States District Judge David Godbey. Just days later, on March 8, Ashford Prime also filed a separate action against Sessa and the Sessa Candidates in the District Court for Dallas County (the “First Texas State Action”).

In order to consolidate the litigation in one court, Sessa and the Sessa Candidates voluntarily dismissed the Maryland Action and brought counterclaims in the Federal Texas Action seeking declaratory and injunctive relief against the enforcement of the Proxy Penalty and Penny Preferred. Sessa and the Sessa Candidates also removed the First Texas State Action to federal court, where it was also assigned to Judge Godbey.

6 To obtain the same voting power, a stockholder would need to purchase over $38 million worth of common stock based on the March 24, 2016 closing price of $10.04.

Defendants’ Combined Motion to Dismiss and Memorandum - 9

In the Federal Texas Action, Sessa has already moved for a preliminary injunction on the ground that the Incumbent Directors have breached their fiduciary duties by failing to approve the Sessa Candidates and thereby nullify the Proxy Penalty, or in the alternative, that the Proxy Penalty is invalid as the product of a breach of fiduciary duties by the Incumbent Directors. Ashford Prime has stated in the Texas Federal Action that it also intends to seek a preliminary injunction, although it has not explained what the basis for any such motion would be and has yet to file it.

Unsatisfied with the effects of its first two lawsuits, the Ashford Group has now commenced this third lawsuit against Sessa, the Sessa Candidates, and the other defendants. This lawsuit—which asserts a hodgepodge of frivolous claims and makes other strained accusations—is nothing more than a further effort to needlessly inflict litigation costs and attorneys’ fees on Sessa, the Sessa Candidates, and the other defendants.

LEGAL STANDARD

A.	Dismissal Pursuant to the Texas Citizens Participation Act

The Texas Citizens Participation Act (the “TCPA”) “protects citizens who petition or speak on matters of public concern from retaliatory lawsuits that seek to intimidate or silence them.” In re Lipsky, 460 S.W.3d 579, 584 (Tex. 2015) (citing Tex. Civ. Prac. & Rem. Code § 27.001, et seq.). Sessa and the Sessa Candidates also removed the First Texas State Action to federal court, where it was also assigned to Judge Godbey.Specifically, it provides a two-step process by which defendants can seek expedited dismissal of such retaliatory suits. Id. at 586. Under the first step, Defendants7 bear the burden of showing “by a preponderance of the evidence” that the Ashford Advisors’ claims are “‘based on, relate[  ] to, or [are] in response to [Defendants’] exercise of: (1) the right of free speech; (2) the right to petition; or (3) the right of association.’” Id. at 586-87 (quoting Tex. Civ. Prac. & Rem. Code § 27.005(b)). Courts must construe the TCPA liberally to fully effectuate its purpose and intent. Tex. Civ. Prac. & Rem. Code § 27.011(b).

7 “Defendants” refers to the defendants in this action.

Defendants’ Combined Motion to Dismiss and Memorandum - 10

The “right of free speech” refers to communications related to “a matter of public concern” which is defined to include an issue related to: “(A) health or safety; (B) environmental, economic, or community well-being; (C) the government; (D) a public official or public figure; or (E) a good, product, or service in the marketplace.” Id. at 586 n.4 (citing Tex. Civ. Prac. & Rem. Code § 27.001(3), (7)(A)-(E)). The “right to petition” refers to a wide range of communications relating to judicial, administrative, or other governmental proceedings. Id. at n.5 (citing Tex. Civ. Prac. & Rem. Code § 27.001(4)). The “right of association” refers to people “collectively express[ing], promot[ing], pursu[ing], or defend[ing] common interests.” Id. at n.6 (citing Tex. Civ. Prac. & Rem. Code § 27.001(2)).

Under the second step—after Defendants have demonstrated that the claims against them implicate one of their protected rights—the burden shifts to the Plaintiffs to “‘establish [  ] by clear and specific evidence a prima facie case for each essential element of the claim in question.’” Id. at 587 (quoting Tex. Civ. Prac. & Rem. Code § 27.005(c)). Plaintiffs cannot satisfy this burden by “mere notice pleading.” Id. at 590. Instead, they “must provide enough detail to show the factual basis for [their] claim.” Id. at 591.

B.	Dismissal Pursuant to Texas Rule of Civil Procedure 91a

Pursuant to Rule 91a, Texas Rules of Civil Procedure, “a party may move to dismiss a cause of action on the grounds that it has no basis in law or fact.” Tex. R. Civ. P. 91a.1. The rule further provides that “[a] cause of action has no basis in law if the allegations, taken as true, together with the inferences reasonably drawn from them, do not entitle the claimant to the relief sought.” Id. In ruling on a Rule 91a motion, “the court may not consider evidence,” and “must decide the motion based solely on the pleading of the cause of action.” Tex. R. Civ. P. 91a.6.

Defendants’ Combined Motion to Dismiss and Memorandum - 11

Texas appellate courts have “likened the standard for addressing a Rule 91a motion to the standard for addressing a motion under Federal Rule of Civil Procedure 12(b)(6).” Weizhong Zheng v. Vacation Network, Inc., 468 S.W.3d 180, 186 (Tex. App. - Houston 2015), review denied (Oct. 16, 2015).

ARGUMENT

A.	The Ashford Advisors Have Sued Defendants in Retaliation for Sessa’s Exercise of its Protected Rights

Under the TCPA, Defendants have the initial burden to establish that the Ashford Advisors’ claims are “based on, relate[  ] to, or [are] in response to” the exercise of their protected rights.8 Tex. Civ. Prac. & Rem. Code § 27.005(b). The TCPA, however, does not require Defendants “to present testimony or other evidence to satisfy [its] evidentiary burden.” Serafine v. Blunt, 466 S.W.3d 352, 360 (Tex. App. - Austin 2015). Courts may consider the Ashford Advisors’ pleadings as evidence. Id. (citing Tex. Civ. Prac. & Rem. Code § 27.006(a)). Indeed, Defendants can “rely[  ] solely” on Ashford’s pleadings in this suit to establish that the TCPA applies to Ashford’s claims. See Serafine, 466 S.W.3d at 359; In re Lipsky, 411 S.W.3d 530, 542 (Tex. App. – Fort Worth 2013, orig. proceeding), mand. denied, 460 S.W.3d 479 (Tex. 2015).

1.	The Ashford Advisors’ claims are based on, relate to, or are in response to Sessa’s exercise of its right to petition.

The “right to petition” refers to a wide range of communications relating to judicial, administrative, or other governmental proceedings. Tex. Civ. Prac. & Rem. Code § 27.001(4). Relevant here, the exercise of right to petition specifically includes “a communication in or pertaining to . . . a judicial proceeding.” Id. § 27.001(4)(A)(i). “Communication” is defined as “the making or submitting of a statement or document in any form or medium, including oral, visual, written, audiovisual, or electronic.” Id. § 27.001(1). The TCPA protects “both public and private communication.” Lippincott v. Whisenhunt, 462 S.W.3d 507, 509 (Tex. 2015).

8 In haphazard fashion, the Ashford Advisors have erroneously attributed statements and actions made and taken by Sessa to all of the Defendants. See, e.g., Compl. ¶¶ 41-50, 65. Defendants do not agree with these attributions and will challenge them, if necessary, at the appropriate time.

Defendants’ Combined Motion to Dismiss and Memorandum - 12

Here, each of the Ashford Advisors’ six causes of actions against Defendants, (Complaint ¶¶ 58, 69, 79, 86, 89, 96), specifically alleges that the “lawsuit filed by Sessa in the Circuit Court for Baltimore City, Maryland . . . proclaimed the Termination Fee to be ‘invalid’ and ‘unenforceable.’” (Id. ¶ 47.) The Ashford Advisors go on to allege that the Maryland Action showed that Sessa specifically intended to “cause Ashford Prime to disregard its contractual obligation to pay the Termination Fee regardless of the occurrence of a Company Change of Control.” (Id.) In addition, Ashford Advisors makes allegations related to the two lawsuits that Ashford Prime filed against Sessa in the Northern District of Texas and the District Court of Dallas County, Texas. (Id. ¶ 48.) Since the filing of those lawsuits, to consolidate all of actions between the parties, Sessa removed Ashford First Texas State Action to the Northern District of Texas, voluntarily dismissed the Maryland Action, and answered Ashford complaint in the Federal Texas Action and asserted counterclaims that are materially the same as Sessa’s former claims in the Maryland Action. See Ashford Hospitality Prime, Inc. v. Sessa Capital (Master), L.P., et al., No. 16-cv-00527 (N.D. Texas 2016) (DCG); Ashford Hospitality Prime, Inc. v. Sessa Capital (Master), L.P., et al., No. 16-cv-00713 (N.D. Texas 2016) (DCG).

Sessa’s claims in the Maryland Action and its subsequent answer and counterclaims in the Federal Texas Action are plainly “communication[s] in or pertaining to . . . a judicial proceeding” and therefore are protected exercises of its right to petition. Tex. Civ. Prac. & Rem. Code § 27.001(4)(A)(i). Thus, all six of Ashford Advisors’ claims “on their face” are at least “in part based on, related to, or in response to [Sessa Capital’s] filing of the suit[.]” Serafine, 466 S.W.3d at 359-60.

Defendants’ Combined Motion to Dismiss and Memorandum - 13

In addition, the right to petition also protects communications: (1) “in connection with an issue under consideration or review by a legislative, executive, judicial, or other governmental body or in another governmental or official proceeding”; or (2) that are “reasonably likely to encourage consideration or review of an issue” by a governmental body. Tex. Civ. Prac. & Rem. Code § 27.001(4)(B)-(C). Virtually all of the Ashford Advisors’ allegations center on Sessa’s communications and actions “[i]n connection with the proxy contest commenced by [Sessa] to take control of Ashford Prime[.]” (See e.g., Compl. ¶ 7.) And as the Ashford Advisors well know, in a proxy contest, the Securities and Exchange Commission—a governmental body in the executive branch—reviews and often comments on filings made in connection with proxy contests. See e.g., Rule 14a-12 (solicitation materials filed with the SEC prior to the furnishing of a proxy statement) and Rule 14a-6 (preliminary proxy statements filed with the SEC); Amalgamated Clothing & Textile Workers Union v. Wal-Mart Stores, Inc., 821 F. Supp. 877, 885 (S.D.N.Y. 1993) (noting that the “SEC staff reviews annually . . . over 6,700 proxy statements”).

On December 21, 2015, Sessa requested director questionnaires from the Board. See App. 351, Ex. Y, Letter; App. 359, Ex. Z, Ashford Prime Bylaws, Section 11(a)(4). On January 15, 2016, Sessa delivered The Sessa Notice to the Board which enclosed the questionnaires for each Sessa Candidate. See App. 306-316, Ex. S, Sessa Notice. The Sessa Notice advised Ashford Prime that Sessa intended to nominate the five Sessa Candidates to the seven-member Board of Ashford Prime. Id. Sessa filed with the SEC numerous Rule 14a-12 solicitation materials commencing on January 15, 2016, and its Rule 14a-6 preliminary proxy statement on February 12, 2016. App. 002, Stephens Decl. Those communications and all of its other communications in connection to its proxy contest are therefore related to issues that are under review by the SEC. Even Sessa’s communications (and other Defendants’ supposed communications) with Ashford Prime’s board regarding Ashford Prime’s corporate governance, (Compl. ¶¶ 49-50), were preliminary efforts to protect its rights as shareholders and an effort to gather critical facts that Sessa considered before deciding to nominate the Sessa Candidates for a proxy contest. Thus, the Ashford Advisors’ allegations regarding Sessa’s proxy contest are “based on, relate[  ] to, or [are] in response to” Sessa’s exercise of its right to petition to the SEC for review of its proxy statements. Taking all of the Ashford Advisors’ allegations as true, many of Sessa’s statements (and those that the Ashford Advisors are attributing to the Defendants) were in connection with the “review of an issue” (Sessa’s proxy bid) by a “governmental body” (the SEC). In re Lipsky, 411 S.W.3d at 542.

Defendants’ Combined Motion to Dismiss and Memorandum - 14

Thus, by pointing to the allegations in the Ashford Advisors’ complaint, Defendants have carried their burden to establish that the TCPA applies to Ashford’s claims because they are related to Sessa’s exercise of its right to petition. See Serafine, 466 S.W.3d at 359; In re Lipsky, 411 S.W.3d at 542.

2.	The Ashford Advisors’ claims are based on, relate to, or are in response to Sessa’s exercise of its right of free speech

The TCPA defines the “[e]xercise of the right of free speech” as “a communication made in connection with a matter of public concern.” Tex. Civ. Prac. & Rem. Code § 27.001(3). “Matter[s] of public concern” include issues related to: 1) health or safety; 2) environmental, economic, or community well-being; 3) the government; 4) a public official or public figure; or 5) a good, product, or service in the marketplace. Id. § 27.001(7).

The gravamen of the Ashford Advisors’ claims is that Defendants have “made numerous false and misleading public statements casting doubt as to the viability of the Termination Fee and the Advisory Agreement[  ]” (See e.g., Compl. ¶ 8.) Any such statements attributed to all Defendants were truthful and were made by Sessa with the specific purpose of informing its fellow shareholders about the Ashford Advisors’ corporate governance. Shareholders could then weigh that information before making intelligent and well-informed decisions about who to elect to Ashford Prime’s Board or to otherwise hold the Incumbent Directors accountable. In that context, those statements plainly relate to the “economic . . . well-being” of Ashford Prime and Ashford Prime shareholders in particular. See Neyland v. Thompson, No. 03-13-00643-CV, 2015 WL 1612155, at *5 (Tex. App. - Dallas Apr. 7, 2015) (holding that HOA members’ statements regarding HOA manager’s alleged misappropriation of HOA funds and possible fraud, related to HOA’s economic well-being); Schimmel v. McGregor, 438 S.W.3d 847, 859 (Tex. App. - Houston 2014), reh’g overruled (Sept. 18, 2014), review denied (Mar. 13, 2015) (holding that HOA attorney’s statements to reporter and association board in connection with dispute among homeowners concerning matters that would allegedly damage property values and HOA’s future revenue stream related to “economic . . . well-being” within meaning of TCPA’s definition of “matter of public concern”); see also Better Bus. Bureau of Metro. Houston, Inc. v. John Moore Servs., Inc., 441 S.W.3d 345, 353 (Tex. App. – Houston 2013) (holding that the scope of the TCPA “is not limited only to protect speech directed toward the government”).9 Defendants have therefore met their initial burden to show, by a preponderance of the evidence, that the Ashford Advisors’ claims are based on, relate to, or are in response to Sessa’s exercise of the right of free speech.

9 Indeed, as the United States Supreme Court has recognized, in a free enterprise economy, “the allocation of our resources in large measure will be made through numerous private economic decisions. It is a matter of public interest that those decisions, in the aggregate, be intelligent and well informed. To this end, the free flow of commercial information is indispensable.” Va. State Bd. of Pharmacy v. Va. Citizens Consumer Council, Inc., 425 U.S. 748, 765 (1976).

Defendants’ Combined Motion to Dismiss and Memorandum - 15

3.	The Ashford Advisors’ claims are based on, relate to, or are in response to Sessa’s exercise of its right of association.

The TCPA defines “[e]xercise of the right of association” as “a communication between individuals who join together to collectively express, promote, pursue, or defend common interests.” Tex. Civ. Prac. & Rem. Code § 27.001(2). Here, Ashford Prime shareholders, including Sessa, “share common interests, such as ownership of” Ashford Prime stock. Neyland v. Thompson, 2015 WL 1612155, at *4. And Sessa’s communications regarding the Proxy Penalty and the Third Advisory Agreement—which serve as the basis for the Ashford Advisors’ complaint—were publicly made so that the information could reach as many of Ashford Prime’s more than 6,000 shareholders as possible. That information would then enable the shareholders to pursue and defend their common interests in having an effective and loyal board of directors. Thus, in the TCPA’s terms, these communications were between individuals who had purchased shares of Ashford Prime “to collectively express, promote, or defend their common interests” as Ashford Prime shareholders. Neyland v. Thompson, 2015 WL 1612155, at *4; Combined Law Enf’t Ass’n of Tex. v. Sheffield, No. 03-13- 00105-CV, 2014 WL 411672, at *5 (Tex. App. – Austin Jan. 31, 2014), review denied (June 19, 2015) (holding that communications among members of a law enforcement association were made in the exercise of the right of association).

Defendants’ Combined Motion to Dismiss and Memorandum - 16

B.	The Ashford Advisors’ Claims Should Be Dismissed

Because Defendants have established that the TCPA applies to the Ashford Advisors’ claims, the burden shifts to Ashford Advisors to “‘establish [ ] by clear and specific evidence a prima facie case for each essential element of the claim in question.’” In re Lipsky, 460 S.W.3d at 587 (quoting Tex. Civ. Prac. & Rem. Code § 27.005(c)). “Mere notice pleading” is not enough for the Ashford Advisors to carry its burden under the TCPA. Id. at 590. It “must provide enough detail to show the factual basis for its claim” and it must do so with “evidence.” Id. at 591; Tex. Civ. Prac. & Rem. Code § 27.006(a) (“the court shall consider the pleadings and supporting and opposing affidavits”). “Bare, baseless opinions do not create fact questions, and neither are they a sufficient substitute for the clear and specific evidence required to establish a prima facie case under the TCPA.” Id. at 592. The Ashford Advisors cannot carry this burden, and their complaint should therefore be dismissed it its entirety.

In addition, certain of the Ashford Advisors’ claims should also be dismissed pursuant to Rule 91a of the Texas Rules of Civil Procedure because they have “no basis in law or fact.”

Defendants’ Combined Motion to Dismiss and Memorandum - 17

1.	The Ashford Advisors’ claim for declaratory judgment should be dismissed.

The Ashford Advisors are seeking a declaratory judgment concerning the meaning of the Third Advisory Agreement under the Texas Uniform Declaratory Judgment Act (Tex. Civ. Prac. & Rem. Code § 37.001, et seq.). Compl. ¶ 67. A declaratory judgment is appropriate only if a justiciable controversy exists as to the rights and status of the parties and the controversy will be resolved by the declaration sought. Bonham State Bank v. Beadle, 907 S.W.2d 465, 467 (Tex. 1995). A justiciable controversy is a real and substantial controversy involving a genuine conflict of tangible interests must exist. Id. A justiciable controversy does not exist if a court is called upon to adjudicate hypothetical or contingent situations or to determine questions not then essential to the decision of an actual controversy, even though the questions may require adjudication in the future. Firemen’s Ins. Co. of Newark, N.J. v. Burch, 442 S.W.2d 331, 333 (Tex. 1968), superseded by constitutional amendment on other grounds as stated in Farmers Tex. Cnty. Mut. Ins. Co. v. Griffin, 955 S.W.2d 81 (Tex. 1997).

In this case, there is no justiciable controversy. The Advisory Agreement has five parties to it: (1) Ashford Inc.; (2) Ashford LLC; (3) Ashford Prime; (4) Ashford OP; and (5) Ashford Prime TRS Corporation. Compl. ¶ 2. There is no disagreement among those entities concerning the Advisory Agreement. See e.g. Compl. ¶ 62 (“Plaintiffs and Ashford Prime have performed their respective contractual obligations under the Advisory Agreement”). And none of Defendants are a party to the Advisory Agreement. See, e.g., Compl. ¶¶ 2, 67(a), Ex.1. Therefore, there is no justiciable controversy. See S. Tex. Water Auth. v. Lomas, 223 S.W.3d 304, 307 (Tex. 2007) (per curiam) (plaintiffs did not have standing to bring a declaratory judgment action concerning a contract because they were not party to the contract and could not bring the action in any other capacity); Wade Oil & Gas, Inc. v. Telesis Operating Co., 417 S.W.3d 531, 540 (Tex. App. – El Paso 2013) (listing agent who sought to recover a commission on a sale of oil and gas properties could not maintain claims against the buyer for breach of contract, specific performance, and declaratory judgment because the buyer was not a party to the listing agreement).

Defendants’ Combined Motion to Dismiss and Memorandum - 18

The Ashford Advisors cannot, therefore, establish by clear and specific evidence a prima facie case for the existence of a justiciable controversy. And without a justiciable controversy, their claim has no basis in law or fact. Their claim should thus be dismissed under both the TCPA and Rule 91a.

In addition, a declaratory judgment action must name as parties all persons who have or claim any interest that would be affected by the declaration. See Tex. Civ. Prac. & Rem. Code § 37.006(a). The Advisory Agreement has five parties to it: (1) Ashford Inc.; (2) Ashford LLC; (3) Ashford Prime; (4) Ashford OP; and (5) Ashford Prime TRS Corporation. Compl. ¶ 2. Ashford Inc. and Ashford LLC—the two named plaintiffs to this action—have not named any of the other three parties to the Advisory Agreement – Ashford Prime, Ashford OP, and Ashford Prime TRS Corporation. The declaratory judgment claim should therefore also be dismissed for the Ashford Advisors’ failure to name as defendants the other parties to the agreement.

2.	The Ashford Advisors’ tortious interference claims should be dismissed.

The Ashford Advisors allege that defendants have tortiously interfered with the Advisory Agreement and with their prospective business relations. Compl. ¶¶ 69-78.

The elements of tortious interference with an existing business relationship are “(1) the existence of a contract subject to interference, (2) the act of interference was willful and intentional, (3) such intentional act was a proximate cause of plaintiff’s damage, and (4) actual damage or loss occurred.” Victoria Bank & Tr. Co. v. Brady, 811 S.W.2d 931, 939 (Tex. 1991). To establish the element of a willful and intentional act of interference, a plaintiff must present evidence that defendant knowingly induced one of the contracting parties to breach its obligations under the contract and that some obligatory provision of a contract has been breached. See Funes v. Villatoro, 352 S.W.3d 200, 213 (Tex. App. – Houston 2011). If the plaintiff cannot show breach of contract, it may instead show interference that makes performance more burdensome or difficult to plaintiff. See Lamont v. Vaquillas Energy Lopeno, Ltd., 421 S.W.3d 198, 216 (Tex. App. – San Antonio 2013).

Defendants’ Combined Motion to Dismiss and Memorandum - 19

The elements of tortious interference with a prospective business relationship are (1) a reasonable probability that the parties would have entered into a business relationship; (2) an intentional, malicious intervention or an independently tortious or unlawful act performed by the defendant with a conscious desire to prevent the relationship from occurring or with knowledge that the interference was certain or substantially likely to occur as a result of its conduct; (3) a lack of privilege or justification for the defendant’s actions; and (4) actual harm or damages suffered by the plaintiff as a result of the defendant’s interference. Anderton v. Cawley, 378 S.W.3d 38, 59 (Tex. App. – Dallas 2012, no pet.)

The Ashford Advisors’ claim for tortious interference with existing business relationship should be dismissed pursuant to the TCPA because they have failed to establish by clear and specific evidence a prima facie case for each essential element of this claim. They admit that there is no breach of the Advisory Agreement (see, e.g., Compl. ¶ 62) but instead allege, without providing any clear and specific evidence, that “[d]efendants’ conduct has made Ashford Prime’s performance and Plaintiffs’ performance under the Advisory Agreement more burdensome and difficult” (see e.g., Compl. ¶ 74). They fail to identify Defendants’ supposedly improper conduct or how that conduct has made performance under the Advisory Agreement more burdensome and difficult. Likewise, as to damages, the Ashford Advisors allege that they “have been harmed” as a result of defendants’ actions (see e.g., Compl. ¶ 76), that Defendants’ supposed interference has “created confusion in the marketplace and cast doubt as to the viability of Plaintiffs’ continued business relationship with Ashford Prime to the detriment and harm of Plaintiffs and Ashford Inc.’s stockholders (Compl. ¶ 77), and that they have suffered “hundreds of millions in damages” as a result of Defendants’ act (Compl. ¶ 78). These are the exact type of “bare” and “baseless” opinions that the Texas Supreme Court has rejected as insufficient under the TCPA. In re Lipsky, 460 S.W.3d at 592. Ashford Advisors’ damages allegations are “devoid of any specific facts illustrating how” Sessa’s alleged actions “actually caused such losses.” Id. at 593. Again, they provide no clear and specific evidence of any harm they have suffered or that they have suffered it as a result of Defendants’ actions.

Defendants’ Combined Motion to Dismiss and Memorandum - 20

The Ashford Advisors’ claim for tortious interference with prospective business relations should be dismissed pursuant to both the TCPA and Rule 91a. The Ashford Advisors have not alleged a “reasonable probability that the parties would have entered into a business relationship” that is separate from the Advisory Agreement. In fact, they allege that they are likely to enter additional agreements, modifications, or extensions. See Compl. ¶ 74 (Defendants’ “pattern of conduct is interfering not only with Plaintiffs’ contractual rights under the Advisory Agreement, but also with Plaintiffs’ future management and operating of Ashford Prime for which Plaintiffs are likely to enter additional agreements, modifications, or extensions.”) (emphasis added). Since the Ashford Advisors cannot show that Defendants’ actions have prevented it from entering into a business relationship, they cannot demonstrate that any supposed losses it claims to have incurred arose from the actions of Defendants. They are therefore unable to establish clear and specific evidence of that element and their claim lacks a basis in law and fact.

The claim for tortious interference with prospective business relations should also be dismissed pursuant to the TCPA because the Ashford Advisors’ damages and causation allegations are the very same notice pleading allegations that they used to support their tortious interference with existing business relationship claim. See Compl. ¶¶ 75-78. And even if the Ashford Advisors had alleged that there was some business relationship that they would have entered into, they have not provided any clear and specific evidence that establishes a prima facie case that this is true. Nor have the identified any independently tortious or unlawful act supposedly committed by Defendants and made a prima facie case for the existence of such act with clear and specific evidence.

Defendants’ Combined Motion to Dismiss and Memorandum - 21

The Ashford Advisor’s tortious interference claims should be dismissed.

3.	The Ashford Advisors’ unjust enrichment claim should be dismissed.

Unjust enrichment allows recovery where one person has obtained a benefit from another by fraud, duress, or the taking of an undue advantage. See Pope v. Garrett, 211 S.W.2d 559, 560, 562 (Tex. 1948). Here, there is no benefit to the Defendants. The Ashford Advisors have not pleaded that Defendants have obtained any benefit from the Ashford Advisors. Nor could they. The Ashford Advisors’ allegations merely speculate about what might happen. For instance, they allege that “Sessa Defendants will obtain a monetary benefit from Plaintiffs in the form of monies, equal to the amount of the Termination Fee, due and owing to Ashford, Inc. under the Advisory Agreement upon a “Change of Control,” (Compl. ¶ 81) (emphasis added), that “Sessa is attempting to unjustly enrich itself (Compl. ¶ 82), and that “Sessa will be unjustly enriched” (Compl. ¶ 83). However, there is still a proxy contest to be held. The Ashford Advisors’ imaginary harms will befall it only if the (1) the Proxy Penalty is valid; and (2) the Incumbent Directors do not approve the Sessa Candidates; and (3) if the Sessa Candidates win the contest and (4) the Ashford Advisors elect to terminate the Third Advisory Agreement; and (5) Ashford Prime does not pay the Proxy Penalty. Therefore, the Ashford Advisors cannot establish by clear and specific evidence a prima facie case that the Defendants have obtained a benefit from them. And their claim has no basis in law or fact. The Ashford Advisors’ claim for unjust enrichment should therefore be dismissed pursuant to both the TCPA and Rule 91a.

Defendants’ Combined Motion to Dismiss and Memorandum - 22

4.	The Ashford Advisors’ money had and money received claim should be dismissed.

A claim for money had and received “belongs conceptually to the doctrine of unjust enrichment.” Edwards v. Mid-Continent Office Distribs., L.P., 252 S.W.3d 833, 837 (Tex. App. – Dallas 2008, pet. denied) (quoting Amoco Prod. Co. v. Smith, 946 S.W.2d 162, 164 (Tex. App. – El Paso 1997, no writ)). To prevail, on a claim for “money had and received,” a plaintiff must show that a defendant “holds money” which in equity and good conscience belongs to the plaintiff. Edwards, 252 S.W.3d at 837.

The Ashford Advisors have not alleged that Sessa holds money that belongs to it. That is because Sessa holds no such money. Instead, the Ashford Advisors again speculate about what might happen in the future: that Defendants actions supposedly “will result in inequity” to the Ashford Advisors “[i]f and when Defendants take control of the Ashford Prime Board” (Compl. ¶ 88) and that Defendants supposedly “will hold money” that belongs to the Ashford Advisors. Id. A “had and received” claim without any allegations of “had” or “received” cannot stand. Therefore, the Ashford Advisors cannot establish by clear and specific evidence a prima facie case that the defendants “had” or “received” anything and their claim has no basis in law or fact. The claim should therefore be dismissed pursuant to both the TCPA and Rule 91a.

5.	The Ashford Advisors’ negligent misrepresentation claim should be dismissed.

“One who, in the course of his business, profession or employment, or in any other transaction in which he has a pecuniary interest, supplies false information for the guidance of others in their business transactions, is subject to liability for pecuniary loss caused to them by their justifiable reliance upon the information, if he fails to exercise reasonable care or competence in obtaining or communicating the information.” See LAN/STV v. Martin K. Eby Constr. Co., 435 S.W.3d 234, 245 n.43 (Tex. 2014) (quoting Restatement (Second) of Torts § 552(1) (1977)).

Defendants’ Combined Motion to Dismiss and Memorandum - 23

As an initial matter, the Ashford Advisors allegations that Sessa made “false statements and misrepresentations” are insufficient under the TCPA. They must specifically identify which statements were allegedly false and then “produce clear and specific evidence” that establishes that they were in fact false. Walker v. Schion, 420 S.W.3d 454, 457 (Tex. App. – Houston 2014).

Moreover, the Ashford Advisors do not allege that supposedly false information was meant to guide their decisions. Instead, they allege that the supposedly “misleading and negligent information was specifically meant to guide or induce the Ashford Prime Board and shareholders of Ashford Prime to take one or more actions to the detriment of Plaintiffs, Ashford Prime, and ‘Main Street’ investors.” Compl. ¶ 92. In other words, the Ashford Advisors acknowledge that Defendants did not invite reliance by the Ashford Advisors. So they cannot maintain a cause of action for negligent misrepresentation. See LAN/STV, 435 S.W.3d at 245 (plaintiff’s reliance alone is not sufficient for recovery; a defendant must “invite reliance” of plaintiff). They cannot establish a prima facie case for this essential element by clear and specific evidence and without this element, their claim has no basis in law or fact.

Furthermore, the Ashford Advisors have not and cannot allege justifiable reliance upon the Defendants’ supposed misrepresentations. They allege that they “justifiably relied upon the false and/or misleading information supplied by Sessa Defendants and the Individual Defendants, if and when Defendants take over the Ashford Prime Board, Ashford Prime and the Ashford Prime Board improperly labels the Purported Nominees as ‘continuing directors,’ invalidates, eliminates, or reduces the Termination Fee provision and/or Advisory Agreement, and liquidates the corporate assets of Ashford Prime.” (Compl. ¶ 94) (emphasis added). This allegation makes clear that the Ashford Advisors have not made any decisions or taken any actions in reliance upon any information supposedly disseminated by Defendants; rather, they are trying to satisfy the justifiable reliance element of a negligent misrepresentation claim by listing actions they think others may take in the future. And even if this allegation of adequately supported the element of justifiable reliance under notice pleading standards, which it does not, it does not provide clear and specific evidence of a prima facie case that the Ashford Advisors justifiably relied upon any information from Defendants.

Defendants’ Combined Motion to Dismiss and Memorandum - 24

Since Defendants did not invite reliance by the Ashford Advisors and the Ashford Advisors have not and cannot allege justifiable reliance upon Defendants’ supposed misrepresentations, the Court should dismiss the negligent misrepresentation claim pursuant to both the TCPA and Rule 91a.

The claim should be dismissed pursuant to the TCPA for the additional reason that the Ashford Advisors have not established a prima facie case through clear and convincing evidence that Defendants’ supposedly negligent misrepresentations caused them any damages. The allegations relating to damages and causation are nothing more than notice pleading. Compl. ¶ 95 (the supposed misrepresentations “have or will proximately cause Plaintiffs . . . to suffer injury and damages”)

6.	The Ashford Advisors’ civil conspiracy claim should be dismissed.

“An actionable civil conspiracy is a combination by ‘two or more persons to accomplish an unlawful purpose or to accomplish a lawful purpose by unlawful means.’” In re Lipsky, 411 S.W.3d at 549 (quoting Cotten v. Weatherford Bancshares, Inc., 187 S.W.3d 687, 701 (Tex. App. – Fort Worth 2006, pet. denied), disapproved on other grounds by Ritchie v. Rupe, 443 S.W.3d 856 (Tex. 2014) ). “The essential elements of a civil conspiracy are ‘(1) two or more persons; (2) an object to be accomplished; (3) a meeting of the minds on the object or course of action; (4) one or more unlawful, overt acts; and (5) damages as the proximate result.’” Id. (quoting Cotten, 187 S.W.3d at 701).

Defendants’ Combined Motion to Dismiss and Memorandum - 25

A defendant’s liability for conspiracy depends on “participation in some underlying tort for which the plaintiff seeks to hold at least one of the named defendants liable.” In re Lipsky, 411 S.W.3d at 549 (quoting Cotten, 187 S.W.3d at 701). “Recovery for civil conspiracy is not based on the conspiracy but on the underlying tort.” Id. (citing Tilton v. Marshall, 925 S.W.2d 672, 681 (Tex. 1996) (orig. proceeding). Therefore, if a plaintiff is unable to maintain the underlying tort claim, the plaintiff cannot maintain a claim for civil conspiracy. See Rodarte v. Investeco Grp., L.L.C., 299 S.W.3d 400, 413 (Tex. App. – Houston 2009) (affirming dismissal civil conspiracy claim where dismissal of underlying claims of tortious interference and breach of fiduciary duty had already been affirmed)

The Ashford Advisors do not specify what “unlawful, overt act” and therefore do not provide adequate notice as to the basis of their claims. However, even assuming that they are basing their civil conspiracy claim on one of their other causes of action, the civil conspiracy claim must be dismissed pursuant to both the TCPA and Rule 91a since they cannot maintain any of their other causes of action. Id.

In addition, the Ashford Advisors have engaged in only the most spartan notice pleading of this claim. They fail to establish by clear and specific evidence a prima facie case for essential elements of the claim. They merely assert that Defendants were members of a combination of two or more persons, that Defendants had a meeting of the minds on a course of action, that one or more of Defendants committed an unlawful, overt act to further the course of action, and that as a direct and proximate result, they have suffered damages. The claim must be dismissed pursuant to the TCPA for these additional reasons. In re Lipsky, 460 S.W.3d at 590-91 (mere notice pleading not enough for plaintiff to carry burden under the TCPA).

Defendants’ Combined Motion to Dismiss and Memorandum - 26

C.	The Court Should Not Grant the Ashford Advisors a Temporary Injunction

A temporary injunction is an extraordinary remedy and does not issue as a matter of right. Walling v. Metcalfe, 863 S.W.2d 56, 57 (Tex. 1993). To obtain a temporary injunction, the applicant must plead and prove three specific elements: (1) a cause of action against the defendant; (2) a probable right to the relief sought; and (3) a probable, imminent, and irreparable injury in the interim. Id. at 57. An injury is irreparable if the injured party cannot be adequately compensated in damages or if the damages cannot be measured by any certain pecuniary standard. Canteen Corp. v. Republic of Tex. Props., Inc., 773 S.W.2d 398, 401 (Tex. App. – Dallas 1989, no writ).

Ashford Inc. cannot show that it is entitled to a temporary injunction. As set forth above, each of its claims are subject to dismissal under the TCPA and/or Rule 91a. Thus, there is no cause of action against the Defendants or a probable right to the relief sought. In addition, the Ashford Advisors cannot show that there is any “probably, imminent, and irreparable injury in the interim.” As demonstrated above, all of their claims are based upon speculative future actions and events which may never come to pass, all of which would be readily compensable by money damages.

D.	Sessa Is Entitled to Attorneys’ Fees and Costs

Under both the TCPA and Rule 91a, Defendants are entitled to a mandatory award of attorneys’ fees and costs if the court dismisses Ashford Advisors’ claims. Serafine, 466 S.W.3d at 364 (citing Tex. Civ. Prac. & Rem. Code § 27.009); Weizhong Zheng, 468 S.W.3d at 187 (citing Tex. R. Civ. P. 91a.7). For the foregoing reasons, the Court should dismiss the Ashford Advisors complaint and therefore award Defendants the fees and costs they have incurred in defending themselves against this meritless action.

Defendants’ Combined Motion to Dismiss and Memorandum - 27

CONCLUSION

For the foregoing reasons, Defendants respectfully submit that the Court should grant their motion to dismiss under both the TCPA and Rule 91a, and award Defendants their attorneys’ fees and costs.

Defendants’ Combined Motion to Dismiss and Memorandum - 28

Dated: March 25, 2016	SKIERMONT DERBY LLP

/s/ Paul J. Skiermont

Paul J. Skiermont

Texas State Bar No. 24033073

Email: pskiermont@skiermontderby.com

Eliot J. Walker

Texas State Bar No. 24058165

Email: ewalker@skiermontderby.com

Shellie Stephens

Texas State Bar No. 24079398

Email: sstephens@skiermontderby.com

2200 Ross Ave., Suite 4800W

Dallas, Texas 75201

Telephone No. (214) 978-6600

Facsimile No.: (214) 978-6601

Attorneys for Defendants

Defendants’ Combined Motion to Dismiss and Memorandum - 29

CERTIFICATE OF SERVICE

I certify that on March 25, 2016, I served a copy of the foregoing document to counsel for Plaintiffs by electronic mail:

C. GREGORY SHAMOUN

BRIAN K. NORMAN
SHAMOUN & NORMAN, LLP

1755 Wittington Place, Suite 200

Dallas, Texas 75234

Telephone: (214) 987-1745

Facsimile: (214) 521-9033

Email: g@snlegal.com

Email: bkn@snlegal.com

/s/ /s/ Eliot J. Walker
Eliot J. Walker

Defendants’ Combined Motion to Dismiss and Memorandum - 30